                                                 Registration No._______________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ADVANCED LUMITECH, INC.
    ----------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


            Nevada                                             84-1058165
- --------------------------------------------------------------------------------
(Jurisdiction of Incorporation)                            (I.R.S. Employer
                                                           Identification No.)

36 Avenue Cardinal-Mermillod, Carouge, Switzerland         1227
- --------------------------------------------------------------------------------
(Address of Principal Executive Offices)                   (Zip Code)


                     1999 Stock Option/Stock Issuance Plan
- --------------------------------------------------------------------------------
                           (Full title of the plan)

    Nevada Corporate Services  1800 E. Sahara #107  Las Vegas, Nevada 89104
    ----------------------------------------------------------------------
                    (Name and address of agent for service)

                                (702) 734-7557
    ----------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------
Title of            Amount to be   Proposed            Proposed            Amount of
securities          registered     maximum             maximum             Registration
to be                              offering price      aggregate           fee(1)
registered                         per share           offering price
- -------------------------------------------------------------------------------------------
Common Stock,
$.001 Par
Value                5,000,000(2)  $1.00               $3,668,788          $1,020
===========================================================================================

1. The total number of shares of Common Stock to be registered includes 2,350,000 shares of the Company's Common Stock issuable upon exercise of options at exercise prices ranging from $.50 to $1.00, and 420,168 shares issuable pursuant to a stock grant at a deemed value of $.357 per share. An additional 2,229,832 shares are to be offered under the Company's 1999 Stock Option/Stock Issuance Plan at prices not presently determinable. Pursuant to Rule 457(c) and (h), the offering price for these additional shares is estimated solely for the purposes of determining the registration fee and is based on the $.745 average of the bid and asked price per share of the Common Stock as reported by the National Association of Securities Dealers, Inc. Electronic Bulletin Board on September 28, 1999.

2. The 5,000,000 shares shown are shares issuable upon the exercise of options issued or issuable under the Company's 1999 Stock Option/Stock Issuance Plan, and shares issuable pursuant to a stock grant under the Company's 1999 Stock Option/Stock Issuance Plan. In addition, pursuant to Rule 416 (a) under the Securities Act of 1933, as amended, there are also being registered such additional shares of Common Stock as may become issuable pursuant to stock splits, stock dividends or similar transactions.

                                    PART I
                    INFORMATION REQUIRED IN THE PROSPECTUS


     Note: The document(s) containing the information concerning the Advanced Lumitech, Inc. 1999 Stock Option/Stock Issuance Plan, dated September 10, 1999 (the "Plan"), required by Item 1 of Form S-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428. In accordance with Rule 428 and the requirements of
Part I of Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. Advanced Lumitech, Inc., a Nevada corporation (the "Company"),shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission, or its staff, a copy or copies of all of the documents included in such file.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Advanced Lumitech, Inc. (the "Company") with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

       (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1998

       (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, and June 30, 1999;

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       (c) Current Report on Form 8-K filed February 4, 1999; and

       (d) Current Report on Form 8-KA filed September 20, 1999.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated herein by reference and constitute a part hereof from their respective dates of filing.

       Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       The legality of the securities offered hereby will be passed upon for the Company by Chappell White LLP, 268 Summer Street, Boston, Massachusetts. David
E. Dryer, a partner of Chappell White LLP, is the assistant secretary of the Company. On September 10, 1999, the Company issued options to purchase 100,000 shares of the Company's Common Stock to Chappell White LLP, exercisable at $1.00 per share.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 78.751 of the General Corporation Law of Nevada, and Article XII of the Company's Articles of Incorporation, as amended, generally permit the Company to indemnify any officer or director of the Company for claims and liabilities, including legal expenses, which he may incur in his capacity as such, provided that he acted in good faith and in a manner that he reasonably believed to be in the best interests of the Company. However, he may not be indemnified in connection with a proceeding in which he is found to be liable to the Company or where he is found to have received an improper personal benefit from the Company. To the extent that an officer or director is successful in defending himself in any proceeding to which he was a party, he is to be indemnified against his reasonable expenses incurred by him in connection with the proceeding.

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ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

      The following is a complete list of exhibits filed as a part of, or incorporated by reference in, this Registration Statement.

Exhibit No.      Description

*4.1.            Advanced Lumitech, Inc. 1999 Stock Option/Stock Issuance Plan.

*4.2             Form of Incentive Stock Option Agreement.

*4.3             Form of Non-Qualified Stock Option Agreement.

*5.1.            Opinion of Chappell White LLP regarding legality.

*23.1.           Consent of  Ernst & Young LLP.

*23.2. Consent of Chappell White LLP (included in its opinion filed as Exhibit 5.1).

*24.1.           Power of Attorney (contained in signature page).

______________________________
*Filed herewith.

ITEM 9.  UNDERTAKINGS.

      The undersigned Company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by section 10(a)(3)of the Securities Act of 1933 (the "Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment (thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Act, each such

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post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

      (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Geneva, Switzerland, September 20, 1999.


ADVANCED LUMITECH, INC.

By: /s/ Patrick Planche
- -----------------------
Patrick Planche, Chief Executive Officer,
President, Principal Financial Officer and
Director

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                               POWER OF ATTORNEY

      The undersigned directors of Advanced Lumitech, Inc. hereby severally constitute and appoint Patrick Planche our true and lawful attorney-in-fact and agent with full power of substitution, to execute in our name and behalf in the capacities indicated below any and all amendments to this Registration Statement to be filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorney-in-fact and agent shall lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.

Signature                          Title                          Date
- ---------                          -----                          ----

/s/ Patrick Planche           Chief Executive Officer,      September 22, 1999
- -------------------------     President, Principal
Patrick Planche               Financial Officer and
                              Director



/s/ Francois Planche          Director                      September 22, 1999
- -------------------------
Francois Planche


/s/ Jose Canales la Rosa      Director                      September 22, 1999
- -------------------------
Jose Canales la Rosa

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